As filed with the Securities and Exchange Commission on May 22, 2023

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ryan Specialty Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-2526344
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Prudential Plaza

180 N. Stetson Avenue, Suite 4600

Chicago, IL 60601

(312) 784-6001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick G. Ryan

Chief Executive Officer

Two Prudential Plaza

180 N. Stetson Avenue, Suite 4600

Chicago, IL 60601

(312) 784-6001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C. Robert E. Goedert, P.C. Craig J. Garvey Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 United States (312) 862-2000	Mark S. Katz General Counsel Two Prudential Plaza 180 N. Stetson Avenue, Suite 4600 Chicago, IL 60601 (312) 784-6001

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Ryan Specialty Holdings, Inc.

Class A Common Stock

This prospectus covers the resale by certain selling stockholders, as identified herein or to be identified in one or more supplements to this prospectus, of shares of Class A common stock (as defined below) including shares of Class A common stock that may be issued in exchange on a one-for-one basis for units (“LLC Common Units”) in New Ryan Specialty, LLC, delivered together with an equal number of shares of Class B common stock (as defined below), held by such selling stockholders. Any shares of Class B common stock so delivered will be canceled. We are not selling any shares of Class A common stock under this prospectus, and we will not receive any proceeds from the sale, if any, of Class A common stock by the selling stockholders. Unless otherwise set forth in the applicable prospectus supplement, if required, the selling stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares of common stock. The selling stockholders may offer and sell such shares directly, through agents, or to or through underwriters. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of such shares of our Class A common stock.

The selling stockholders may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. See “Plan of Distribution.”

This prospectus describes the general terms of these securities and the general manner in which the selling stockholders will offer and sell these securities. A prospectus supplement or free writing prospectus will identify any additional selling stockholders, describe the specific manner in which such selling stockholders will offer and sell these securities and may add, update or change information contained or incorporated by reference in this prospectus. The names of any underwriters and the specific terms of a plan of distribution will be stated in a prospectus supplement or a free writing prospectus.

Our Class A common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “RYAN.” On May 19, 2023, the last reported sale price on NYSE of our Class A common stock was $44.32 per share.

Ryan Specialty has two authorized classes of common stock: Class A common stock, par value $0.001 per share (“Class A common stock”), and Class B common stock, par value $0.001 per share (“Class B common stock” and, together with Class A common stock, the “common stock”). Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is initially entitled to 10 votes per share but, upon the occurrence of certain events as set forth in our Certificate (as defined herein), will be entitled to one vote per share. All holders of Class A common stock and Class B common stock vote together as a single class except as otherwise required by applicable law or our Certificate. Holders of Class B common stock do not have any right to receive dividends or distributions upon the liquidation or winding up of Ryan Specialty.

We urge you to read carefully this prospectus, any accompanying prospectus supplement, any accompanying free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, AS SUPPLEMENTED BY OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) WHICH ARE INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Using this process, the selling stockholders may sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholders. Each time we offer and sell a type or series of securities under this prospectus, we will provide a prospectus supplement or a free writing prospectus that will contain more specific information about the terms of the offering including the specific amounts, prices and terms of the securities offered or sold. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement or free writing prospectus that will contain specific information about the selling stockholders and the terms of the the offering including the specific amounts, prices and terms of the securities offered or sold. We may also provide you with a free writing prospectus that contains information about the specific terms of that offering, including, if applicable, the name of any selling stockholder and the prices at which the shares of our Class A common stock will be sold. Any prospectus supplement and any free writing prospectus may also add to, update or change the information contained in, or in documents incorporated by reference into, this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus. Please carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the selling stockholders nor any underwriter have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, or in any applicable prospectus supplement or free writing prospectus made available by us. Neither we, the selling stockholders nor any underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

i

COMMONLY USED DEFINED TERMS

As used in this prospectus, unless the context indicates or otherwise requires, the following terms have the following meanings:

•

“we,” “us,” “our,” the “Company,” “Ryan Specialty,” and similar references refer: (i) Following the consummation of the Organizational Transactions, including our IPO, to Ryan Specialty Holdings, Inc., and, unless otherwise stated, all of its subsidiaries, including the LLC, and (ii) prior to the completion of the Organizational Transactions, including our IPO, to the LLC and, unless otherwise stated, all of its subsidiaries.

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“Admitted”: The insurance market comprising insurance carriers licensed to write business on an “admitted” basis by the insurance commissioner of the state in which the risk is located. Insurance rates and forms in this market are highly regulated by each state and coverages are largely uniform.

•	“Board” or “Board of Directors”: The board of directors of Ryan Specialty.

•	“Certificate”: Ryan Specialty’s amended and restated certificate of incorporation.

•	“Common Blocker Entity”: An entity through which Onex held its common interest units in LLC prior to our IPO.

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“Common Blocker Mergers”: a series of transactions at the time of our IPO pursuant to which Onex exchanged all of the equity interests in the Common Blocker Entity for shares of Class A common stock and a right to participate in the Tax Receivable Agreement.

•	“Credit Agreement”: The credit agreement, as amended, dated September 1, 2020, among Ryan Specialty, LLC and JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

•	“Director Nomination Agreement”: The director nomination agreement dated as of July 26, 2021, by and among Ryan Specialty and the other signatories party thereto.

•	“E&O”: Errors and omissions.

•

“E&S”: Excess and surplus lines. In this insurance market, carriers are licensed on a “non-admitted” basis. The excess and surplus lines market often offers carriers more flexibility in terms, conditions, and rates than does the Admitted market.

•	“IPO”: Initial public offering.

•	“LLC”: Ryan Specialty, LLC, together with its parent New LLC, and their subsidiaries.

•	“LLC Common Units”: Non-voting common interest units initially of the LLC on and prior to September 30, 2021 and then subsequently of New LLC.

•	“LLC Units”: Class A common units and Class B common units of the LLC prior to the Organizational Transactions.

•	“LLC Unitholders”: Holders of the LLC Units or the LLC Common Units, as the context requires.

•	“MGA”: Managing general agent.

•	“MGU”: Managing general underwriter.

•	“New LLC”: New Ryan Specialty, LLC is a Delaware limited liability company and a direct subsidiary of Ryan Specialty Holdings, Inc.

•	“New LLC Operating Agreement”: The Second Amended and Restated Limited Liability Company Agreement of New LLC, as amended.

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“Onex”: Onex Corporation and its affiliates, a holder of LLC Units and Redeemable Preferred Units prior to the Organizational Transactions, and one of our stockholders following the Organizational Transactions.

ii

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“Organizational Transactions”: The series of organizational transactions completed by the Company in connection with the IPO, as described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

•

“Ryan Parties”: Patrick G. Ryan, our founder, chairman and chief executive officer and certain members of his family and various entities and trusts over which Patrick G. Ryan and his family exercise control.

•	“SEC”: The Securities and Exchange Commission.

•	“Senior Secured Notes”: The 4.375% senior secured notes due 2030 issued on February 3, 2022.

•	“Tax Receivable Agreement” or “TRA”: The tax receivable agreement entered into in connection with the IPO.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. For a more complete understanding of us and any offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q or in other SEC filings incorporated by reference herein, the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q (as such reports may be supplemented, amended or modified). Some of the statements in this prospectus are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Unless the context otherwise requires, the terms “Ryan Specialty,” the “Company,” “our company,” “we,” “us” and “our” in this prospectus refer to Ryan Specialty Holdings, Inc. and, where appropriate, its wholly-owned subsidiaries.

Our Purpose and Mission

Founded by Patrick G. Ryan in 2010, Ryan Specialty is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. We provide distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers.

Overview

For retail insurance brokers, we assist in the placement of complex or otherwise hard-to-place risks. For insurance carriers, we work with retail and wholesale insurance brokers to source, onboard, underwrite, and service these same risks. A significant majority of the premiums we place are bound in the E&S market, which includes Lloyd’s of London, which we refer to as Lloyd’s. There is often significantly more flexibility in terms, conditions, and rates in the E&S market relative to the Admitted or “standard” insurance market. We believe that the additional freedom to craft bespoke terms and conditions in the E&S market allows us to best meet the needs of our trading partners, provide unique solutions, and drive innovation. We believe our success has been achieved by providing best-in-class intellectual capital, leveraging our trusted and long-standing relationships, and developing differentiated solutions at a scale unmatched by many of our competitors.

Our plan for continued growth includes positioning ourselves as a pioneer in ever-changing markets, attracting and developing industry-leading talent, broadening our product offerings organically and inorganically, and further entrenching our deep industry relationships. We have been successful in each of these areas through our relentless focus on serving each of our key constituents:

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Retail Insurance Brokers: Global, national, regional, and local retail insurance brokers rely on us to provide expertise in specialty insurance lines and access to the best available coverage options on behalf of insureds. Importantly, unlike some of our competitors, we have no retail operations, freeing us from potential channel conflicts with our retail brokerage trading partners.

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Carriers: Insurance carriers, ranging from Lloyd’s syndicates to multi-line underwriters and E&S specialists, rely on us to provide them with highly efficient, scaled distribution, specialty brokering and underwriting management expertise, and high-quality insurance products. Insurance carriers also leverage our comprehensive distribution network and deep knowledge to gain timely and cost-efficient access to new risk classes and industries.

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Our Employees: Our professionals have extensive knowledge of the industries in which they specialize and the complex insurance products we distribute and underwrite. We provide our employees with trusted retail broker and insurance carrier relationships, proprietary products and innovative solutions, which enable exceptional career advancement opportunities. We believe our reputation for helping our employees advance their careers has made us a destination of choice for many of the most talented insurance professionals in the industry.

Risk Factors Summary

Our business is subject to numerous risks and uncertainties and you should carefully consider all the information presented in the section entitled “Risk Factors” in this this prospectus, in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q or in other SEC filings incorporated by reference herein. Some of the principal risks related to our business include the following:

Risks Related to Our Business and Industry

•	our failure to successfully execute our succession plan for Patrick G. Ryan or other members of our senior management team or to recruit and retain revenue producers;

•	the impact of breaches in security that cause significant system or network disruption or business interruption;

•	the impact of improper disclosure of confidential, personal or proprietary data, misuse of information by employees or counterparties or as a result of cyberattacks;

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the potential loss of our relationships with insurance carriers or our clients, failure to maintain good relationships with insurance carriers or clients, becoming dependent upon a limited number of insurance carriers or clients or the failure to develop new insurance carrier and client relationships;

•	errors in, or ineffectiveness of, our underwriting models and the risks presented to our reputation and relationships with insurance carriers, retail brokers and agents;

•	failure to maintain, protect, and enhance our brand or prevent damage to our reputation;

•	any failure to maintain the valuable aspects of our Company’s culture;

•	our inability to successfully recover upon experiencing a disaster or other business continuity problem;

•	the impact of third parties that perform key functions of our business operations acting in ways that harm our business;

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the cyclicality of, and the economic conditions in, the markets in which we operate and conditions that result in reduced insurer capacity or a migration of business away from the E&S market and into the Admitted market;

•	a reduction in insurer capacity;

•	significant competitive pressures in each of our businesses;

•	decreases in premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions;

•	decrease in the amount of supplemental or contingent commissions we receive;

•	our inability to collect our receivables;

•	disintermediation within the insurance industry and shifts away from traditional insurance markets;

•	changes in the mode of compensation in the insurance industry;

•	impairment of goodwill and intangibles;

•	the impact on our operations and financial condition from the effects of a pandemic or the outbreak of a contagious disease and resulting governmental and societal responses;

•	the inability to maintain rapid growth and generate sufficient revenue to maintain profitability;

•	the loss of clients or business as a result of consolidation within the retail insurance brokerage industry;

•	the impact if our MGA or MGU programs are terminated or changed;

•	unsatisfactory evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business and markets;

•	significant investment in our growth strategy and whether expectation of internal efficiencies are realized;

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our ability to gain internal efficiencies through the application of technology or effectively apply technology in driving value for our clients or the failure of technology and automated systems to function or perform as expected;

•	the unavailability or inaccuracy of our clients’ and third parties’ data for pricing and underwriting insurance policies;

•	the competitiveness and cyclicality of the reinsurance industry;

•	the occurrence of natural or man-made disasters;

•	the economic and political conditions of the countries and regions in which we operate;

•	the failure or take-over by the FDIC of one of the financial institutions that we use;

•	our inability to respond quickly to operational or financial problems or promote the desired level of cooperation and interaction among our offices;

•	the impact of infringement, misappropriation or dilution of our intellectual property;

•	the impact of the failure to protect our intellectual property rights, or allegations that we have infringed on the intellectual property rights of others;

•	our international operations expose us to various international risks, including exchange rate fluctuations and risks resulting from geopolitical tensions;

Risks Related to Legal and Regulatory Requirements

•	the impact of governmental regulations, legal proceedings and governmental inquiries related to our business;

•	being subject to E&O claims as well as other contingencies and legal proceedings;

•	our handling of client funds and surplus lines taxes that exposes us to complex fiduciary regulations;

•	changes in tax laws or regulations;

•	decreased commission revenues due to proposed tort reform legislation;

•	the impact of regulations affecting insurance carriers;

Risks Related to Our Indebtedness

•	our outstanding debt potentially adversely affecting our financial flexibility and subjecting us to restrictions and limitations that could significantly affect our ability to operate;

•	not being able to generate sufficient cash flow to service all of our indebtedness and being forced to take other actions to satisfy our obligations under such indebtedness;

•	being affected by further changes in the U.S. based credit markets;

•	changes in our credit ratings;

Risks Related to Our Organizational Structure and our Class A Common Stock

•	risks related to the payments required by our Tax Receivable Agreement; and

•	risks relating to our organizational structure that could result in conflicts of interests between the LLC Unitholders and the holders of our Class A common stock.

These and other risks are more fully described in the section entitled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q or in other SEC filings incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. As a result, you could lose all or part of your investment in our securities.

General Corporate Information

We were incorporated in Delaware as Ryan Specialty Group Holdings, Inc. to serve as a holding company in connection with our initial public offing on July 21, 2021. In June 2022, we changed our name to Ryan Specialty Holdings, Inc. Our principal executive offices are located at Two Prudential Plaza, 180 N. Stetson Avenue, Suite 4600, Chicago, Illinois 60601. Our telephone number is (312) 748-6001. Our website address is www.ryanspecialty.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. We are a holding company and all of our business operations are conducted through our subsidiaries.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Organizational Structure

The diagram below depicts our organizational structure. This diagram is for illustrative purposes only and does not purport to represent all legal entities owned or controlled by us, or owning a beneficial interest in us.

Our corporate structure, as described above, is referred to as an “Up-C” structure, which is commonly utilized by partnerships and limited liability companies when they undertake an initial public offering of their business. Our Up-C structure, together with the Tax Receivable Agreement, allows the LLC Unitholders to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “passthrough” entity, for income tax purposes following our IPO. One of these benefits is that future taxable income of LLC that is allocated to such owners will be taxed on a flow-through basis and therefore will not be subject to corporate taxes at the entity level. Additionally, because the LLC Common Units that the LLC Unitholders continue to hold are exchangeable for shares of our Class A common stock or, at our election, for cash, from LLC, and, in the case of Onex, because of its delivery of certain tax attributes to us in the Common Blocker Mergers, the Up-C structure also provides the LLC Unitholders and Onex potential liquidity that holders of non-publicly traded limited liability companies are not typically afforded. See “Description of Capital Stock.”

Trademarks, Service Marks and Trade Names

This prospectus and the documents incorporated by reference herein include our trademarks and service marks such as “Ryan Specialty” and the Ryan Specialty logo, which are protected under applicable intellectual property laws and are the property of Ryan Specialty or our subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, in subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC, together with all of the other information appearing in this prospectus, any applicable prospectus supplement or free writing prospectus or incorporated by reference herein or therein. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Class A Common Stock

The dual-class structure of our common stock has the effect of concentrating voting control with the Ryan Parties, which include our founder, chairman and chief executive officer, which will limit your ability to influence the outcome of important transactions, including a change in control, and the Ryan Parties interests’ may conflict with ours or yours in the future.

Our Class B common stock has 10 votes per share, and our Class A common stock, which is the stock we are offering by means of this prospectus, has one vote per share. The Ryan Parties, which include our founder, chairman and chief executive officer, control a substantial majority of the voting power of our outstanding capital stock as of the date of this prospectus which means that, based on their percentage voting power controlled, the Ryan Parties control the vote of all matters submitted to a vote of our stockholders. This control enables the Ryan Parties to control the election of the members of the Board and all other corporate decisions. Even when the Ryan Parties cease to control a majority of the total voting power, for so long as the Ryan Parties continue to own a significant percentage of our common stock, the Ryan Parties will still be able to significantly influence the composition of our Board and the approval of actions requiring stockholder approval. Accordingly, for such period of time, the Ryan Parties will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers, decisions on whether to raise future capital and amending our charter and bylaws, which govern the rights attached to our common stock. In particular, for so long as the Ryan Parties continue to own a significant percentage of our common stock, the Ryan Parties will be able to cause or prevent a change of control of us or a change in the composition of our Board and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of Class A common stock as part of a sale of us and ultimately might affect the market price of our Class A common stock.

In addition, in connection with the IPO, we entered into a Director Nomination Agreement with the Ryan Parties and Onex that provides the Ryan Parties the right to designate (in each instance, rounded up to the nearest whole number if necessary): (i) all of the nominees (with the exception of the nominee of Onex, if applicable) for election to our Board for so long as the Ryan Parties control, in the aggregate, 50% or more of the total number of shares of our common stock beneficially owned by the Ryan Parties upon completion of the IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization (the “Original Amount”); (ii) 50% of the nominees for election to our Board for so long as the Ryan Parties control, in the aggregate, more than 40%, but less than 50% of the Original Amount; (iii) 40% of the nominees for election to our Board for so long as the Ryan Parties control, in the aggregate, more than 30%, but less than 40% of the Original Amount; (iv) 30% of the nominees for election to our Board for so long as the Ryan Parties control, in the aggregate, more than 20%, but less than 30% of the Original Amount; and (v) 20% of the nominees for election to our Board for so long as the Ryan Parties control, in the aggregate, more than 10%, but less than 20% of the Original Amount, which could result in representation on our Board that is disproportionate to the Ryan Parties’ beneficial ownership. Upon the death or disability of Patrick G. Ryan, or at such time that he is longer on the Board or actively involved in the operations of the Company, the Ryan Parties will no longer hold the nomination rights specified in (i) through (v); however, the Ryan Parties will have the right to designate one nominee for so long as the Ryan Parties control, in the aggregate, 10% or more of the Original Amount. Onex has the right to designate one nominee for election to our Board for so long as Onex controls more than 50% of the total number of shares of our common stock beneficially owned by Onex upon completion of the IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization. In addition, for so long as the Ryan Parties hold the nomination rights specified in (i) through (v), the Ryan Parties have the right to nominate the chairman of the Board. The Director Nomination Agreement also provides that the Ryan Parties and Onex may assign such rights to an affiliate. The Director Nomination Agreement prohibits us from increasing or decreasing the size of our Board without the prior written consent of the Ryan Parties.

The Ryan Parties and their affiliates engage in a broad spectrum of activities, including investments in our industry generally. In the ordinary course of their business activities, the Ryan Parties and their affiliates may engage in activities where their interests conflict with our interests or those of our other stockholders, such as investing in or advising businesses that directly or indirectly compete with certain portions of our business or are suppliers or clients of ours. Our Certificate provides that none of the Ryan Parties, any of their affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or its affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. The Ryan Parties also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, the Ryan Parties may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, respectively, could enhance their investment, respectively, even though such transactions might involve risks to you or may not prove beneficial.

Future transfers by the holder of Class B common stock will generally result in those shares converting into shares of Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes.

We cannot predict the impact our dual-class structure may have on our stock price or our business.

We cannot predict whether our dual-class structure will result in a lower or more volatile trading price of our Class A common stock, in adverse publicity, or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. Under such announced policies, the dual-class structure of our common stock makes us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track those indices would not invest in our Class A common stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from such indices, but it is possible that they may depress valuations as compared to similar companies that are included. Because of the dual-class structure of our common stock, we may be excluded from certain indices. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices could preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the trading price of our Class A common stock could be adversely affected.

Provisions of our corporate governance documents could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management, even if beneficial to our stockholders.

Our Certificate and bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions that could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our stockholders. Among other things:

•	our dual-class common stock structure provides our holders of Class B common stock with the ability to significantly influence the outcome of matters requiring stockholder approval;

•

these provisions allow us to authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include supermajority voting, special approval, dividend, or other rights or preferences superior to the rights of stockholders;

•	these provisions provide for a classified board of directors with staggered three-year terms;

•

these provisions provide that, at any time when the Ryan Parties control, in the aggregate, less than 40% in voting power of our stock entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class;

•

these provisions prohibit stockholder action by consent in lieu of a meeting from and after the date on which the Ryan Parties control, in the aggregate, less than 40% of the voting power of our stock entitled to vote generally in the election of directors;

•

these provisions provide that for as long as the Ryan Parties control, in the aggregate, less than 40% in voting power of all outstanding shares of our stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws or certain provisions of our Certificate by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class; and

•

these provisions establish advance notice requirements for nominations for elections to our Board or for proposing matters that can be acted upon by stockholders at stockholder meetings; provided, however, at any time when the Ryan Parties control, in the aggregate, at least 10% ownership of the outstanding Class B common stock, in the aggregate, such advance notice procedure will not apply to the Ryan Parties.

We have opted out of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder. However, our Certificate contains a provision that provides us with protections similar to Section 203, and prevents us from engaging in a business combination with a person (excluding the Ryan Parties and any of their direct or indirect transferees and any group as to which such persons are a party) who acquires at least 15% of our common stock for a period of three years from the date such person acquired such common stock, unless board or stockholder approval is obtained prior to the acquisition. These provisions could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire, including actions that you may deem advantageous, or negatively affect the trading price of our Class A common stock. In addition, because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

These and other provisions in our Certificate, bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our Board or initiate actions that are opposed by our then-current Board, including actions to delay or impede a merger, tender offer or proxy contest involving our company. The existence of these provisions could negatively affect the price of our Class A common stock and limit opportunities for you to realize value in a corporate transaction.

Our Certificate designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders and the federal district courts of the United States as the exclusive forum for litigation arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our Certificate, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, employee or agent of ours owed to us or our stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Company or any director, officer, employee or agent of ours arising pursuant to any provision of the DGCL, the Certificate or the bylaws (as either may be amended, restated, modified, supplemented or waived from time to time) (iv) any action to interpret, apply, enforce or determine the validity of the Certificate or the bylaws (as either may be amended), (v) any action asserting a claim against the us or any director, officer, employee or agent of ours that is governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. This provision would not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act for which the federal courts have exclusive jurisdiction or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, our Certificate also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, against us or any director, officer, employee or agent of ours. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder; accordingly, we cannot be certain that a court would enforce such provision. Our Certificate further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the provisions of our Certificate described above; however, our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The forum selection provisions in our Certificate may have the effect of discouraging lawsuits against us or our directors and officers and may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. If the enforceability of our forum selection provision were to be challenged, we may incur additional costs associated with resolving such a challenge. While we currently have no basis to expect any such challenge would be successful, if a court were to find our forum selection provision to be inapplicable or unenforceable, we may incur additional costs associated with having to litigate in other jurisdictions, which could have an adverse effect on our business, financial condition and results of operations and result in a diversion of the time and resources of our employees, management and Board.

Future sales by us or our existing stockholders, or the possibility of future sales, of a substantial number of our shares of Class A common stock could adversely affect the price of our shares of Class A common stock.

Future sales of a substantial number of our shares of Class A common stock, or the perception that such sales will occur, could cause a decline in the market price of our shares of Class A common stock. As of the date of this prospectus, a significant number of Class A common stock (or LLC Common Units exchangeable for Class A common stock) were held by certain of our pre-IPO equity holders which are not otherwise, or are no longer, subject to either vesting or other sales restrictions imposed by the Company. If these stockholders sell substantial amounts of shares of Class A common stock in the public market (including any shares of Class A common stock issued upon the exchange of LLC Common Units), or the market perceives that such sales may occur, the market price of our shares of Class A common stock could be adversely affected. We have also entered into the registration rights agreement pursuant to which we have agreed under certain circumstances to file a registration statement to register the resale of shares of our Class A commons stock held by the Ryan Parties, as well as to cooperate in certain public offerings of such shares. We have also filed registration statements to register all shares of Class A common stock and other equity securities that we have issued, or may issue, under the Omnibus Incentive Plan and Employee Stock Purchase Plan. These shares of Class A common stock may be freely sold in the public market upon issuance, subject to vesting and certain limitations imposed by us and as applicable to affiliates. If a large number of our shares of Class A common stock are sold in the public market, the sales could reduce the trading price of shares of Class A common stock.

Because we have no current plans to pay regular cash dividends on our Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A common stock for a price greater than that which you paid for it.

We do not anticipate paying any regular cash dividends on our Class A common stock for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our Class A common stock is solely dependent upon the appreciation of the price of our Class A common stock on the open market, which may not occur.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Class A common stock, which could depress the price of our Class A common stock.

Our Certificate authorizes us to issue one or more series of preferred stock. Our Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Class A common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our Class A common stock.

If securities or industry analysts publish unfavorable research or reports, or adversely change their recommendations regarding our Class A common stock or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our Class A common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If the analysts who cover us provide inaccurate or unfavorable research, issue an adverse opinion regarding our stock price or if our results of operations do not meet their expectations, our stock price could decline. Moreover, if one or more of these analysts cease their coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our operating results and stock price may be volatile.

Our quarterly operating results are likely to fluctuate in the future. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. Our operating results and the trading price of our Class A common stock may fluctuate in response to various factors, including:

•	market conditions in our industry or the broader stock market;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new products or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	sales, or anticipated sales, of large blocks of our stock;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	litigation and governmental investigations;

•	changing economic conditions;

•	investors’ perception of us;

•	events beyond our control such as weather, war and health crises; and

•	any default on our indebtedness.

These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our Class A common stock to fluctuate substantially. Fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares of Class A common stock and may otherwise negatively affect the market price and liquidity of our shares of Class A common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

An active, liquid trading market for our Class A common stock may not be sustained.

Although our Class A common stock is currently listed on the NYSE under the symbol “RYAN,” an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our Class A common stock is not maintained, the liquidity of our Class A common stock, your ability to sell your shares of our Class A common stock when desired and the prices that you may obtain for your shares of Class A common stock will be adversely affected.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this prospectus, any prospectus supplement and any free writing prospectus are forward-looking statements (including statements found in documents incorporated herein by reference, to the extent applicable). Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

•	our failure to successfully execute our succession plan for Patrick G. Ryan or other members of our senior management team or to recruit and retain revenue producers;

•	the impact of breaches in security that cause significant system or network disruption or business interruption;

•	the impact of improper disclosure of confidential, personal or proprietary data, misuse of information by employees or counterparties, or as a result of cyberattacks;

•

the potential loss of our relationships with insurance carriers or our clients, failure to maintain good relationships with insurance carriers or clients, becoming dependent upon a limited number of insurance carriers or clients, or the failure to develop new insurance carrier and client relationships;

•	errors in, or ineffectiveness of, our underwriting models and the risks presented to our reputation and relationships with insurance carriers, retail brokers, and agents;

•	failure to maintain, protect, and enhance our brand or prevent damage to our reputation;

•	failure to achieve the intended results of our restructuring program, ACCELERATE 2025;

•	any failure to maintain the valuable aspects of our Company’s culture;

•	our inability to successfully recover upon experiencing a disaster or other business continuity problem;

•	the impact of third parties that perform key functions of our business operations acting in ways that harm our business;

•

the cyclicality of, and the economic conditions in, the markets in which we operate and conditions that result in reduced insurer capacity or a migration of business away from the E&S market and into the Admitted market;

•	a reduction in insurer capacity;

•	significant competitive pressures in each of our businesses;

•	decreases in premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions;

•	decrease in the amount of supplemental or contingent commissions we receive;

•	our inability to collect our receivables;

•	disintermediation within the insurance industry and shifts away from traditional insurance markets;

•	changes in the mode of compensation in the insurance industry;

•	impairment of goodwill and intangibles;

•	the impact on our operations and financial condition from the effects of a pandemic or the outbreak of a contagious disease and resulting governmental and societal responses;

•	the inability to maintain rapid growth and generate sufficient revenue to maintain profitability;

•	the loss of clients or business as a result of consolidation within the retail insurance brokerage industry;

•	the impact if our MGA or MGU programs are terminated or changed;

•	unsatisfactory evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business, and markets;

•	significant investment in our growth strategy and whether expectation of internal efficiencies are realized;

•

our ability to gain internal efficiencies through the application of technology or effectively apply technology in driving value for our clients or the failure of technology and automated systems to function or perform as expected;

•	the unavailability or inaccuracy of our clients’ and third parties’ data for pricing and underwriting insurance policies;

•	the competitiveness and cyclicality of the reinsurance industry;

•	the occurrence of natural or man-made disasters;

•	the economic and political conditions of the countries and regions in which we operate;

•	the failure or take-over by the FDIC of one of the financial institutions that we use;

•	our inability to respond quickly to operational or financial problems or promote the desired level of cooperation and interaction among our offices;

•	the impact of infringement, misappropriation, or dilution of our intellectual property;

•	the impact of the failure to protect our intellectual property rights, or allegations that we have infringed on the intellectual property rights of others;

•	our international operations expose us to various international risks, including exchange rate fluctuations and risks resulting from geopolitical tensions;

•	the impact of governmental regulations, legal proceedings, and governmental inquiries related to our business;

•	being subject to E&O claims as well as other contingencies and legal proceedings;

•	our handling of client funds and surplus lines taxes that exposes us to complex fiduciary regulations;

•	changes in tax laws or regulations;

•	decreased commission revenues due to proposed tort reform legislation;

•	the impact of regulations affecting insurance carriers;

•	our outstanding debt potentially adversely affecting our financial flexibility and subjecting us to restrictions and limitations that could significantly affect our ability to operate;

•	not being able to generate sufficient cash flow to service all of our indebtedness and being forced to take other actions to satisfy our obligations under such indebtedness;

•	being affected by further changes in the U.S. based credit markets;

•	changes in our credit ratings;

•	risks related to the payments required by our Tax Receivable Agreement;

•	risks relating to our organizational structure that could result in conflicts of interest between the LLC Unitholders and the holders of our Class A common stock; and

•	other factors disclosed in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including those contained under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods and in our other filings with the SEC).

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, each of which are incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods and in our other filings with the SEC). All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made or incorporated by reference into this prospectus, any prospectus supplement and any free writing prospectus in the context of these risks and uncertainties.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when such statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus, any prospectus supplement and any free writing prospectus, or any document incorporated by reference, are made only as of the date hereof or thereof (as applicable). We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. All shares of common stock offered from time to time pursuant to this prospectus will be registered for the account of selling stockholders.

SELLING STOCKHOLDERS

The following table details the name of the selling stockholders and the number of shares of our Class A common stock and Class B common stock beneficially owned by the selling stockholders. The percentage of shares of our Class A common stock and Class B common stock beneficially owned by the selling stockholders is based on 113,542,115 shares of our Class A common stock and 146,238,655 shares of our Class B common stock outstanding as of May 1, 2023.

Except for the ownership of the shares of Class A common stock and Class B common stock and as otherwise described below, the selling stockholders do not have any material relationship with us within the past three years, unless otherwise indicated in “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on March 20, 2023 and included in “Item 8. Financial Statements and Supplementary Data—Note 19. Related Parties” in our most recent Annual Report on Form 10-K filed on March 1, 2023. Timothy Turner is the President of Ryan Specialty, the Chairman and CEO of RT Specialty and a member of our Board.

Pursuant to the New LLC Operating Agreement, the LLC Unitholders may exchange LLC Common Units for shares of Class A common stock on a one-for-one basis or, at our election, for cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale). The LLC Unitholders will also be required to deliver to us an equivalent number of shares of Class B common stock to effectuate such an exchange. Any shares of Class B common stock so delivered will be canceled. As a result of this, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Common Units each LLC Unitholder owns.

The following table and footnotes set forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock by each of the selling stockholders. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Name of Selling Stockholder	Shares of Class A Common Stock(1)	% of Class A Common Stock Outstanding	Shares of Class B Common Stock(1)	% of Class B Common Stock Outstanding	% of Combined Voting Power
Onex(2)	12,455,712	11.0%	—	*	*
Timothy W. Turner	4,058	*	4,846,095	3.3%	3.1%

*	Denotes less than 1%.
(1)

Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to 10 votes per share. Each share of Class B common stock then outstanding will be entitled to one vote per share (i) 12 months following the death or disability of Patrick G. Ryan or (ii) the first trading day on or after such date that the outstanding shares of Class B common stock represent less than 10% of the then-outstanding common stock, which, in each instance, may be extended to 18 months upon affirmative approval of a majority of the Company’s independent directors. The common stock will vote as a single class on all matters except as required by law or the Certificate.

(2)

Amounts are derived from the Schedule 13-D filed with the Securities and Exchange Commission on July 22, 2021. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the shares of Class A common stock held directly by Onex RSG Holdings LP and Onex RSG LP, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex RSG GP Inc., the general partner of Onex RSG Holdings LP and Onex RSG LP. Mr. Gerald W. Schwartz, the Chairman and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation and, as such, may be deemed to beneficially own all of the shares of Class A common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1.

Information regarding the identities of any additional selling stockholders, any material relationships such selling stockholders have had with the Company within the past three years, the beneficial ownership of our Class A common stock by such selling stockholders, the number of shares being offered by such selling stockholders and the number of shares beneficially owned by such selling stockholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference. Apart from the selling stockholders included in this prospectus, no selling stockholder may sell any shares of our Class A common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement, free writing prospectus or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF OUR CAPITAL STOCK

The description of our capital stock, including Class A common stock, Class B common stock and preferred stock, is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. For more information regarding our common stock, see our Certificate and Bylaws incorporated by reference herein and filed as Exhibits 3.1 and 3.2, respectively.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our Class A common stock may be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, including our Credit Agreement and the indenture which governs our Senior Secured Notes, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board deems relevant.

Under the terms of the LLC Operating Agreement, the LLC is obligated to make tax distributions to current and future unitholders, including us, with such distributions to be made on a pro rata basis among the LLC Unitholders based on the LLC’s net taxable income and without regard to any applicable basis adjustment under Section 743(b) of the Code. These tax distributions may be substantial and will likely exceed (as a percentage of the LLC’s income) the overall effective tax rate applicable to a similarly situated corporate taxpayer. As a result, it is possible that we will receive distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement. While our Board may choose to distribute such cash balances as dividends on our Class A common stock (subject to the limitations set forth in the preceding paragraph), it will not be required (and does not currently intend) to do so and may in its sole discretion choose to use such excess cash for any purpose depending upon the facts and circumstances at the time of determination.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax considerations relating thereto. The effects of other U.S. federal tax laws, such as estate tax laws, gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders who purchase our Class A common stock pursuant to this offering and who hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, or the alternative minimum tax, or the consequences to persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A common stock being taken into account in an applicable financial statement. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A common stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or certain electing traders in securities that mark their securities positions to market for U.S. federal income tax purposes;

•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•

persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below) or that receive our Class A common stock in the Common Blocker Mergers;

•	“qualified foreign pension funds” (within the meaning of Section 897(l)(2) of the Code) and entities, all of the interests of which are held by qualified foreign pension funds; and

•	tax-qualified retirement plans.

If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of shares of our Class A common stock.

INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS THE TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSIDERATIONS RELATED TO THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE APPLICABLE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING AUTHORITY OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “United States person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of all substantial decisions of the trust is by one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Please refer to the section entitled “Dividend Policy” for a description of our expected dividend policy. If we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a nontaxable return of capital up to (and will reduce, but not below zero) a Non-U.S. Holder’s adjusted tax basis in its Class A common stock. Any excess amounts generally will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition”.

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided that the Non-U.S. Holder will be required to furnish to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that such Non-U.S. Holder is not a “United States person” as defined in the Code and qualifies for a reduced treaty rate in order to avoid full withholding with respect to such tax). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non- U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or a successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis at the graduated rates generally applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders are urged to consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or other taxable disposition and certain other requirements are met; or

•

our Class A common stock constitutes a United States real property interest (a “USRPI”), by reason of our status as a United States real property holding corporation (a “USRPHC”), for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our Class A common stock and (2) the Non-U.S. Holder’s holding period for our Class A common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates generally applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale or other taxable disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder for that taxable year (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded”, as defined by applicable Treasury Regulations, on an established securities market during the calendar quarter in which the sale or other taxable disposition occurs, and such Non-U.S. Holder has owned, actually and constructively, five percent or less of our Class A common stock throughout the shorter of (1) the five-year period ending on the date of the sale or other taxable disposition and (2) the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our Class A common stock were not considered to be “regularly traded” on an established securities market during the calendar quarter in which the relevant sale or other taxable disposition by a Non-U.S. Holder occurred, such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Class A common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders are urged to consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable or successor form), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our Class A common stock may be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or other taxable disposition. Proceeds of a sale or other taxable disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker that does not have a specified relationship with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides, is established or is organized.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the Non-U.S. Holder timely files the appropriate claim with the IRS and furnishes any required information to the IRS.

Non-U.S. Holders are urged to consult their tax advisors regarding information reporting and backup withholding.

Foreign Account Tax Compliance Act

Subject to the discussion below regarding the Proposed Regulations (defined below), withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the “Foreign Account Tax Compliance Act”, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions or branches thereof located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Although FATCA withholding could apply to gross proceeds on the disposition of our Class A common stock, on December 13, 2018, the U.S. Department of the Treasury released proposed regulations (the “Proposed Regulations”) the preamble to which specifies that taxpayers may rely on them pending finalization. The Proposed Regulations eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our Class A common stock. There can be no assurance that the Proposed Regulations will be finalized in their present form.

Prospective investors are urged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

PLAN OF DISTRIBUTION

The shares of our Class A common stock covered by this prospectus are being registered to permit the selling stockholders to offer and sell such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of the Class A common stock offered by the selling stockholders.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of any of their sales. The selling stockholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of Class A common stock covered by this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on the NYSE or any other stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through any combination of the foregoing methods of sale; or

•	through any other method permitted pursuant to applicable law.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of our Class A common stock to its members, partners or equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus and an applicable prospectus supplement. To the extent that such members, partners or equityholders are not affiliates of ours, such members, partners or equityholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell our shares of Class A common stock acquired in the distribution.

The selling stockholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker dealer or other person who may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares short and deliver shares covered by this prospectus and any applicable prospectus supplement to close out the short positions or loan, pledge, or grant a security interest in, some or all the shares owned by them to broker-dealers that in turn may sell such shares.

The selling stockholders may also directly make offers to sell some or all of the shares of Class A common stock offered by them pursuant to this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.

In addition, if the selling stockholders use one or more underwriters in the sale, we, our directors and officers and the selling shareholders may enter into lock-up agreements with such underwriters prior to the commencement of the offering pursuant to which each of these persons or entities, with limited exceptions, may not, for a restricted period: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or (4) publicly disclose the intention to do any of the foregoing. Any applicable restrictions may be subject to certain exceptions, including, without limitation, with respect to the selling shareholders and our directors and officers, an exception for sales of shares of common stock pursuant to 10b5-1 plans existing on the date of the relevant offering and an exception for any pledge, hypothecation or other grant of a security interest in the applicable securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and the transfer of such securities to such lending institution upon foreclosure of such securities.

From time to time, the selling stockholders may sell the shares of Class A common stock offered by them pursuant to this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be

“underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of Class A common stock offered by them pursuant to this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of Class A common stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of Class A common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus.

In addition to the transactions described above, the selling stockholders may sell the shares of Class A common stock offered by them pursuant to this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of shares of Class A common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or free writing prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We may indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of Class A common stock offered by them pursuant to this prospectus, including liabilities arising under the Securities Act. Each of the selling stockholders may indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We and the selling stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares offered by them pursuant to this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.

Underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

We may pay the expenses of the registration of the shares of Class A common stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling stockholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling stockholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling stockholders.

A prospectus and accompanying prospectus supplement and free writing prospectus in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-40645). The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above, as well as on our website, www.ryanspecialty.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Class A common stock or other securities. We will furnish our stockholders with annual reports containing audited financial statements and quarterly reports containing unaudited interim financial statements for each of the first three quarters of each year.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•

our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March  1, 2023, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 20, 2023 that are specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 5, 2023;

•

our Current Reports on Form 8-K filed with the SEC on February 24, 2023, February  28, 2023, March  9, 2023 and May 5, 2023 (excluding, in each case, any portions of such report that were “furnished” rather than “filed”); and

•

the description of our Class  A common stock, par value $0.001 per share, contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the registration statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus. You should direct requests for those documents to:

Ryan Specialty Holdings, Inc.

Two Prudential Plaza

180 Stetson Avenue, Suite 4600

Chicago, Illinois 60601

Telephone: (312) 784-6001

Attention: Investor Relations

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Ryan Specialty Holdings, Inc. incorporated by reference in this Registration Statement, and the effectiveness of Ryan Specialty Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby. Unless otherwise stated in any prospectus supplement relating to an offering by selling stockholders, all such expenses, other than underwriting discounts and commissions, will be paid by us.

SEC registration fee	$	*
Financial Industry Regulatory Authority (“FINRA”) filing fee		225,000
Accounting fees and expenses		**
Legal fees and expenses		**
Printing expenses		**
Transfer agent fees and expenses		**
Miscellaneous fees and expenses		**

Total	$	**

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**

These fees are calculated based on the securities offered and the number of issuances. Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are or were a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Pursuant to Ryan Specialty’s bylaws, we will indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Certificate or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Ryan Specialty Holdings, Inc., dated July 21, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on July 27, 2021).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ryan Specialty Holdings, Inc., dated June 3, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on June 8, 2022).

3.3	Amended and Restated Bylaws of Ryan Specialty Holdings, Inc., dated July 21, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on June 8, 2022).

4.1	Registration Rights Agreement, dated July 26, 2021, by and among Ryan Specialty Holdings, Inc. and the other signatories party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on July 27, 2021).

5.1+	Opinion of Kirkland & Ellis LLP.

23.1+	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2+	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1+	Powers of Attorney (included on signature page hereto).

107+	Filing Fee Table.

*

To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

+	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 22, 2023.

Ryan Specialty Holdings, Inc.

By:	/s/ Patrick G. Ryan
Name:	Patrick G. Ryan
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of Ryan Specialty Holdings, Inc. hereby appoints jointly and severally, Mark S. Katz, Ian Ackerman, Philip Adler and Sarah Bermingham, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick G. Ryan Patrick G. Ryan	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2023

/s/ Jeremiah R. Bickham Jeremiah R. Bickham	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2023

/s/ Henry S. Bienen Henry S. Bienen	Director	May 22, 2023

/s/ David P. Bolger David P. Bolger	Director	May 22, 2023

/s/ Michelle L. Collins Michelle L. Collins	Director	May 22, 2023

/s/ Nicholas D. Cortezi Nicholas D. Cortezi	Director	May 22, 2023

/s/ William J. Devers William J. Devers	Director	May 22, 2023

/s/ D. Cameron Findlay D. Cameron Findlay	Director	May 22, 2023

/s/ Robert Le Blanc Robert Le Blanc	Director	May 22, 2023

/s/ Michael D. O’Halleran Michael D. O’Halleran	Director	May 22, 2023

/s/ John W. Rogers, Jr. John W. Rogers, Jr.	Director	May 22, 2023

/s/ Timothy W. Turner Timothy W. Turner	Director	May 22, 2023